Exhibit 7.1

AGREEMENT REGARDING JOINT FILING OF STATEMENT ON SCHEDULE 13D

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of William Lyon Homes, a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: January 9, 2005	/s/ WILLIAM LYON
WILLIAM LYON

THE CABLE FAMILY TRUST, EST. 7-11-88

	By:	/s/ WADE H. CABLE
Wade H. Cable, Trustee

	By:	/s/ SUSAN M. CABLE
Susan M. Cable, Trustee

/s/ WADE H. CABLE
WADE H. CABLE

THE WILLIAM HARWELL LYON SEPARATE PROPERTY FAMILY TRUST

	By:	/s/ RICHARD M. SHERMAN, JR.
Richard M. Sherman, Jr., Trustee